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                                                                   EXHIBIT 4.10

                                                                [EXECUTION COPY]



                               MOBIL CORPORATION
                         MOBIL G. B. 388 FINANCE INC.
                PASS THROUGH TRUST CERTIFICATES, SERIES 1995-A

                              PLACEMENT AGREEMENT


                                                                December 6, 1995


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

          Mobil Corporation, a Delaware corporation ("Mobil") and Mobil G. B. 388 Finance Inc., a Delaware corporation ("MGB"), in connection with the financing of the debt portion of a leveraged lease transaction in which MGB is the lessee, propose that First Security Bank of Utah, national association, as trustee (the "Pass Through Trustee") of the Mobil Corporation 1995-A Pass Through Trusts (the "Pass Through Trusts") established pursuant to the Pass Through Trust Agreements each dated as of December 12, 1995 (the "Pass Through Trust Agreements") among the Pass Through Trustee, Mobil and MGB, issue and sell $92,185,000 aggregate principal amount of Pass Through Certificates, Series 1995-A (the "Certificates"), consisting of the aggregate principal amount of Certificates with the interest rates and final distribution dates set forth on Schedule A hereto, to you (the "Manager").

          All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Pass Through Trust Agreements, or, if not so defined therein, the meanings specified in the Indenture referred to in the Pass Through Trust Agreements.

          The Certificates will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption therefrom provided by Section 4(2) of the Securities Act. Mobil has delivered to you a preliminary offering memorandum, dated December 1, 1995 (such preliminary offering memorandum, including the Incorporated
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Documents (as hereinafter defined) being herein called the "preliminary offering memorandum") and an offering memorandum dated December 6, 1995 (such offering memorandum, including the Incorporated Documents, being herein called the "Offering Memorandum") relating to the offering of Certificates which consists of, among other things, a description of the terms of the Certificates and of the offering. The preliminary offering memorandum and the Offering Memorandum will incorporate by reference therein the following documents filed by Mobil with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Mobil's Annual Report on Form 10-K for the year ended December 31, 1994, Mobil's Quarterly Reports on Form 10-Q dated March 31, 1995, June 30, 1995 and September 30, 1995, and Mobil's Current Reports on Form 8-K filed on January 5, 1995, January 20, 1995, March 20, 1995, April 24, 1995, May 1, 1995,
June 1, 1995, July 6, 1995, July 24, 1995, August 10, 1995, September 1, 1995,
October 2, 1995 and October 23, 1995, and all documents filed by Mobil pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Offering Memorandum and prior to the completion of the distribution of the Certificates as determined by you (each an "Incorporated Document" and collectively the "Incorporated Documents"). Each filing of an Incorporated Document from the date hereof until the completion of the distribution of the Certificates as determined by you will constitute an amendment or supplement to the Offering Memorandum. Mobil hereby confirms that it has authorized the use of the preliminary offering memorandum and the Offering Memorandum in connection with the offering and sale of the Certificates.

          The holders of the Certificates will be entitled to the benefits of a Registration Rights Agreement, to be entered into among Mobil, MGB and you, as the initial purchaser of the Certificates, pursuant to which Mobil and MGB will use commercially reasonable efforts to file a registration statement providing for an exchange offer registered under the Securities Act or providing for resales of the Certificates under the Securities Act.

1.        Sale of the Certificates.  Mobil and MGB hereby agree to cause the
          ------------------------
     Pass Through Trustee to sell to you, and you, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Pass Through Trustee, the Certificates at 100% of their principal amount (the "purchase

                                      -2-
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     price") plus accrued interest, if any, from December 12, 1995 to the date of payment and delivery.

2.        Representations and Warranties.  Mobil and MGB each represents and
          ------------------------------
     warrants to you that as of the date hereof and on the Closing Date (as hereinafter defined) for the Certificates purchased hereunder (it being understood that references in this Section 2 to the Offering Memorandum means the Offering Memorandum as amended or supplemented to such date except as otherwise expressly provided herein):


          (a) (i) Each Incorporated Document complied or will comply when filed with the Commission under the Exchange Act in all material respects with the Exchange Act and the applicable rules and regulations thereunder,
     (ii) the preliminary offering memorandum did not contain, and neither the Offering Memorandum nor any amendment or supplement thereto contains or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representation and warranty shall not apply to statements or omissions in the Offering Memorandum or the preliminary offering memorandum based on information relating to you furnished to Mobil or MGB in writing by you expressly for use therein, (iii) the financial statements included in the Incorporated Documents present fairly in all material respects the consolidated financial position of Mobil and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in retained earnings of such entities for the periods specified; except as otherwise stated in the Incorporated Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules for Mobil and its subsidiaries present fairly in all material respects the information required to be stated therein, (iv) the summary of financial data included in the Offering Memorandum presents fairly in all material respects the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements included in the Incorporated Documents and (v) Mobil has been informed by its accountants that such accountants, who are the accountants who certified the consolidated financial statements and supporting schedules included in the

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     Incorporated Documents, are independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder.

          (b) The statements in the Offering Memorandum describing (i) the Certificates, (ii) the Operative Agreements and (iii) the terms of the offering, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the information referred to therein.

          (c) Mobil has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, it has the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Pass Through Trust Agreement and each of the Operative Agreements to which it is a party; and it is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Mobil and its subsidiaries, taken as a whole, or on the power or ability of Mobil to perform its obligations under this Agreement, the Pass Through Trust Agreement or the Operative Agreements to which it is a party or to consummate the transactions contemplated by the Offering Memorandum (any such material adverse effect, whether with respect to Mobil or MGB, as applicable, is referred to herein as a "Material Adverse Effect").

          (d) Each subsidiary of Mobil, including MGB, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

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          (e)  This Agreement has been duly authorized, executed and delivered by each of Mobil and MGB.

          (f) The Certificates have been duly authorized and, when duly executed and authenticated by the Pass Through Trustee in accordance with the Pass Through Trust Agreements and delivered to and paid for by you in accordance with the terms of this Agreement, will be valid and binding obligations of the Pass Through Trustee enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the holders thereof will be entitled to the benefits of the Pass Through Trust Agreement pursuant to which such Certificates are to be issued.

          (g) Each of the Pass Through Trust Agreements, the Registration Rights Agreement and the Guaranty have been duly authorized by Mobil and when duly executed and delivered by Mobil, will constitute a valid and binding agreement of Mobil enforceable in accordance with its respective terms, except as (w) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (x) the availability of equitable remedies may be limited by equitable principles of general applicability, (y) in the case of the Registration Rights Agreement, the enforceability of the indemnification provisions therein may be limited by public policy considerations and (z) in the case of the Pass Through Trust Agreements, the enforceability thereof may be limited by applicable law which may affect the remedies provided therein, which laws, however, do not make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby.

          (h) Each of the Pass Through Trust Agreements, the Registration Rights Agreement and each of the other Operative Agreements to which MGB is a party has been duly authorized by MGB and when duly executed and delivered by MGB, will constitute a valid and binding agreement of MGB, enforceable in accordance with its respective terms, except as (w) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (x) the availability of equitable remedies may be limited by equitable principles of general applicability, (y)

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     in the case of the Registration Rights Agreement, the enforceability of the indemnification provisions therein may be limited by public policy considerations and (z) in the case of the Pass Through Trust Agreements and the Lease, the enforceability thereof may be limited by applicable law which may affect the remedies provided therein, which laws, however, do not make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby.

          (i) The execution and delivery by Mobil of, and the performance by Mobil of its obligations under, this Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement and the Guaranty will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of Mobil, or any agreement or other instrument binding upon Mobil or any of its subsidiaries that is material to Mobil and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Mobil or any subsidiary, except for any such contravention which would not result in a Material Adverse Effect.

          (j) The execution and delivery by MGB of, and the performance by MGB of its obligations under, this Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement and each of the other Operative Agreements to which MGB is a party will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of MGB, or any agreement or other instrument binding upon MGB that is material to MGB, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over MGB, except for any such contravention which would not result in a Material Adverse Effect.

          (k) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Mobil of its obligations under this Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement and the Guaranty, or the consummation by Mobil of the transactions contemplated by this Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement or the Guaranty, except such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase, placement and resale

                                      -6-
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     of such Certificates by you and such as may be required by the Securities
     Act or Trust Indenture Act of 1939, as amended (the "TIA"), in connection with its obligations under the Registration Rights Agreement and other than those which if not obtained would not result in a Material Adverse Effect.

          (l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by MGB of its obligations under this Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement or any of the other Operative Agreements to which MGB is a party, or the consummation by MGB of the transactions contemplated by this Agreement or such other Operative Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase, placement and resale of such Certificates by you and such as may be required by the Securities Act or the TIA, in connection with its obligations under the Registration Rights Agreement and other than those which if not obtained would not result in a Material Adverse Effect.

          (m) Since the respective dates as of which information is given in the preliminary offering memorandum, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of Mobil and its subsidiaries, taken as a whole, from that set forth in the preliminary offering memorandum.

          (n) There are no legal or governmental proceedings pending or, to the knowledge of Mobil, threatened to which Mobil or any of its subsidiaries is a party or to which any of the properties of Mobil or any of its subsidiaries is subject other than proceedings described in the Offering Memorandum and proceedings that if adversely determined would not have a Material Adverse Effect.

          (o) There are no legal or governmental proceedings pending or, to the knowledge of MGB, threatened to which MGB is a party or to which any of the properties of MGB is subject.

          (p) Each of Mobil and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and

                                      -7-
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     permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

          (q) The offer, sale and delivery of the interests of the Owner Participant in the Trust Estate is exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) thereof, it is not necessary in connection with the offer, sale and delivery of the Certificates to the Manager under this Agreement and the resales by the Manager as contemplated by this Agreement and the Offering Memorandum to register the Certificates under the Securities Act, and it is not necessary to qualify any indenture in respect of the interests of the Owner Participant in the Trust Estate or in respect of the Certificates under the TIA.

          (r) Mobil is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (s) MGB is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (t) Mobil has not taken and will not take, directly or indirectly, any actions prohibited by Rule 10b-6 under the Exchange Act.

          (u) MGB has not taken and will not take, directly or indirectly, any actions prohibited by Rule 10b-6 under the Exchange Act.

          (v) Assuming compliance by you with Section 7 hereof, neither Mobil, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of Mobil or affiliate of MGB, has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of such

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     Certificates in a manner that would require the registration under the
     Securities Act of the Certificates or (ii) solicited offers for, offered or sold the Certificates by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
     Act) in connection with the offering of the Certificates or otherwise in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (w) Mobil and MGB have each complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

3.        Offering.  You have advised Mobil and MGB that you will make an
          --------
     offering of the Certificates purchased by you hereunder on the terms and subject to the conditions set forth in the Offering Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable, only within the United States (a) to persons who you reasonably believe to be qualified institutional buyers as defined in Rule 144A under the Securities Act ("qualified institutional buyers") and (b) to institutions which you reasonably believe are "Accredited Investors" as that term is defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act ("Institutional Accredited Investors"), all as more fully set forth in Section 7 of this Agreement. You may also offer and sell the Certificates in offshore transactions in reliance on Regulation S under the Securities Act.

          As compensation to you for your commitments and obligations hereunder in respect of the Certificates, including your undertaking to offer the Certificates for sale to qualified institutional buyers and Institutional Accredited Investors or in offshore transactions in reliance on Regulation S under the Securities Act, Mobil will pay or cause to be paid to you by the Owner Trustee pursuant to the Participation Agreement an aggregate amount equal to $599,202, which constitutes .65% of the aggregate principal amount of the Certificates. Such payment shall be made simultaneously with the payment by you to the Pass Through Trustee of the purchase price of the Certificates as specified in paragraph 4 hereof. Payment of such compensation shall be made by wire transfer of immediately available funds to an account specified by Morgan Stanley & Co. Incorporated.

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4.        Purchase and Delivery.  Payment for the Certificates shall be made by
          ---------------------
     federal funds check or other immediately available funds payable to or upon the order of the Pass Through Trustee at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 A.M., New York City time, on December 12, 1995, or at such other time on the same or such other date, not later than December 19, 1995, as shall be agreed in writing between you and Mobil. Payment shall be made upon delivery to you of the Certificates. The Certificates shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

5.        Conditions to Closing.  Your obligation hereunder to purchase the
          ---------------------
     Certificates is subject to the accuracy of the representations and warranties of Mobil and MGB contained herein, to the performance and observance by Mobil and MGB of all their respective covenants and agreements contained herein on their part to be performed and observed and to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) there shall not have occurred any downgrading, nor shall any notice have been given either publicly or directly to Mobil of any intended or potential downgrading or any review with possible negative implications in the rating accorded any of Mobil's debt securities by Standard & Poor's Corporation or Moody's Investors Service, Inc. and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of Mobil and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum, that is material and adverse and that would, in your reasonable judgment after consultation with Mobil, prevent or materially impair the marketing or enforcement of contracts for sale of the Certificates on the terms and in the manner contemplated in the Offering Memorandum;

          (b) You shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed on behalf of Mobil by the Treasurer of Mobil, to the effect set forth in clause (a)(i) above and to the effect that the representations

                                      -10-
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     and warranties of Mobil contained herein are true and correct as of such
     Closing Date and that Mobil has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed on behalf of MGB by a vice president and the Treasurer, of MGB, to the effect that the representations and warranties of MGB contained herein are true and correct as of such Closing Date and that MGB has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for Mobil and MGB, dated the Closing Date, to the effect set forth in Exhibit A.

          (d)  You shall have received on the Closing Date an opinion of Ralph
     N. Johanson, Jr., Assistant General Counsel for Mobil, dated the Closing Date, to the effect set forth in Exhibit B.

          (e) You shall have received on the Closing Date an opinion of Ray, Quinney & Nebeker, counsel to the Pass Through Trustee, dated the Closing Date, to the effect set forth in Exhibit C.

          (f) You shall have received on the Closing Date an opinion of your counsel, Kirkland & Ellis, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Offering Memorandum and other related matters as you may reasonably require.

          (g) You shall have received on the date of this Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

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          (h)  All conditions specified in the Participation Agreement with respect to the Pass Through Trustee's purchase of the Secured Notes on the Closing Date thereunder shall have been satisfied on the Closing Date; the representations and warranties of Mobil contained in the Participation Agreement shall be true and correct in all material respects as of the Closing Date and you shall have received a certificate of Mobil from an executive officer of Mobil, dated as of the Closing Date, to such effect; the representations and warranties of MGB contained in the Participation Agreement shall be true and correct in all material respects as of the Closing Date and you shall have received a certificate of MGB from an executive officer of MGB, dated as of the Closing Date, to such effect; and you shall have received each opinion referred to in Section 4.7 of the Participation Agreement, in each case, addressed to you or accompanied by a letter from counsel rendering such opinion authorizing you to rely on such opinion as if it were addressed to you.

          (i) All of the Operative Agreements shall have been entered into by the respective parties thereto, each such agreement to be in form and substance reasonably satisfactory to you.

          (j) Mobil and MGB shall have entered into the Registration Rights Agreement in form and substance reasonably satisfactory to you and substantially as described in the Offering Memorandum.

6.        Covenants of Mobil and MGB.  In further consideration of your
          --------------------------
     agreements herein contained, Mobil and MGB each covenant as follows:

          (a) To furnish you, without charge, during the period mentioned in paragraph (c) below, as many copies of the preliminary offering memorandum, the Offering Memorandum, any Incorporated Documents and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing the preliminary offering memorandum or the Offering Memorandum (including the Incorporated Documents), to furnish you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If at any time prior to completion of the distribution of the Certificates any event shall occur as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to you, either amendments or supplements to the Offering Memorandum which will correct any such statement or omission.

          (d) To endeavor, in cooperation with you, to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request in connection with the distribution of the Certificates and to maintain such qualifications for as long as you shall reasonably request; provided that in connection therewith
                                           --------
     Mobil and MGB will not be required to qualify as foreign corporations or to file general consents to service of process in any jurisdiction.

          (e) Whether or not any sale of the Certificates is consummated, to pay or cause to be paid all their respective expenses incident to the performance of their respective obligations under this Agreement, the Pass Through Trust Agreements and the Registration Rights Agreement, including:
     (i) the preparation, printing and distribution of this Agreement, the preliminary offering memorandum, the Offering Memorandum and all amendments and supplements thereto, the Pass Through Trust Agreements, the Registration Rights Agreement and each of the other Operative Agreements,
     (ii) the preparation, issuance and delivery of the Certificates, (iii) the fees and disbursements of Mobil's and MGB's counsel and accountants, (iv) the qualification of the Certificates under securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the reasonable fees and disbursements of your counsel not to exceed $10,000 in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the reasonable fees and expenses of the Pass Through Trustee and the fees and disbursements of counsel for the Pass Through Trustee, (vi) certain reasonable fees and disbursements of your counsel as agreed in the Participation Agreement not to exceed $250,000 and (vii) any fees charged by rating agencies for the rating of the Certificates.

          (f) Between the date hereof and the Closing Date, to not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any securities of Mobil or MGB which are substantially similar to the Certificates; it being understood that unsecured indebtedness of Mobil with a maturity date of less than one year shall not be deemed to be "substantially similar."

          (g) For a period of five years after the Closing Date, to furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 1O-K, 1O-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by Mobil to its public debt holders generally.

          (h) Mobil or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Certificates in a manner which would require the registration of the Certificates under the Securities Act.

          (i) Not to solicit any offer to buy or offer or sell such Certificates by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
     Act) or in any manner involving a public offering within the meaning of
     Section 4(2) of the Securities Act, assuming compliance by you with Section 7 hereof.

          (j) Until such time as the Certificates have been registered for resale by the Certificateholders pursuant to the Securities Act by Mobil and MGB in accordance with the Registration Rights Agreement, if at any time prior to December 12, 1998, Mobil and MGB are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, Mobil and MGB, as applicable, will furnish to any Certificateholder upon request, copies of the information required to be delivered to Certificateholders or prospective purchasers of Certificates from Certificateholders in order to enable such Certificateholders to comply with Rule 144A under the Securities Act.

          (k) To include information substantially in the form set forth in Exhibit D in each Offering Memorandum.

7.        Offering of Certificates; Restrictions on Transfer.  You represent and
          --------------------------------------------------
     warrant that you are a qualified institutional buyer. You agree with Mobil that you will not solicit offers for, or offer or sell, such Certificates by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. You further agree that you will only solicit offers for the Certificates, and will only offer and sell the Certificates within the United States in minimum denominations of $250,000, (i) in compliance with Rule 144A under the Securities Act to persons whom you reasonably believe to be qualified institutional buyers that, in purchasing the Certificates may be deemed to have represented and agreed as provided in paragraphs (1) through (4) of Exhibit D or (ii) to prospective purchasers (x) which are Institutional Accredited Investors and, in the case of a fiduciary or agent purchasing the Certificates for one or more accounts, is purchasing for an account which is an Institutional Accredited Investor and (y) which, prior to its purchase of any Certificates, delivers to you a letter signed by such investor substantially in the form of Exhibit E. You may also offer and sell the Certificates in offshore transactions in reliance on Regulation S under the Securities Act.

8.        Indemnification and Contribution.
          --------------------------------

          (a) Mobil and MGB jointly and severally agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, you from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary offering memorandum or the Offering Memorandum (as amended or supplemented if Mobil or MGB shall have furnished any amendments or supplements thereto) used during the period set forth in Section 6(c) above, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon information furnished to Mobil or MGB in writing by you expressly for use therein.

          (b) You agree to indemnify and hold harmless Mobil and MGB, their directors, officers and each person, if any, who controls Mobil or MGB within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Mobil and MGB to you, but only with reference to information furnished to Mobil or MGB in writing by you expressly for use in the preliminary offering memorandum or the Offering Memorandum or any amendment or supplement thereto. Mobil and MGB acknowledge that the statements with respect to stabilization on the second page of, and the statements set forth in the second and third sentences of the third paragraph under the heading "Plan of Distribution" in the preliminary offering memorandum and the Offering Memorandum or any amendment or supplement thereto constitute the only information furnished in writing by you or on your behalf expressly for use in such documents.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by Mobil in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Certificates, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Mobil and MGB, on the one hand, and you on the other hand, from the offering of Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Mobil and MGB, on the one hand, and you on the other hand, in connection with the matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Mobil and MGB, on the one hand, and you on the other hand, in connection with the offering of Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Certificates (before deducting expenses) received directly or indirectly by Mobil and MGB as set forth in the Offering Memorandum, on the one hand, and the total amounts received by you pursuant to Section 3 hereof on the other hand, bear to the aggregate offering price of such Certificates. In the case of an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of Mobil and MGB, on the one hand, and of you on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by Mobil or MGB, on the one hand, or by you on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Mobil and MGB, on the one hand, and you on the other hand, agree that it would not be just or equitable if contribution pursuant to this
     Section 8 were determined by pro rata allocation or by any other method of
                                  --- ----
     allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates resold by you in the initial placement of the Certificates were offered to investors exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution agreements contained in this
     Section 8 and the representations and warranties of Mobil and MGB contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of Mobil or MGB, their officers or directors or any other person controlling Mobil or MGB and (iii) acceptance of and payment for any of the Certificates.

9.        Termination.  This Agreement shall be subject to termination in your
          -----------
     absolute discretion, by notice given to Mobil, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of Mobil shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses
     (a)(i) through (iv), such event singly or together with any other such event would, in your reasonable judgment after consultation with Mobil, prevent or materially impair the marketing, or enforcement of contracts for sale, of the Certificates on the terms and in the manner contemplated in the Offering Memorandum.

          If this Agreement shall be terminated by you because of any failure or refusal on the part of Mobil or MGB to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Mobil or MGB shall be unable to perform its obligations under this Agreement, Mobil will reimburse you for all out-of-pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you in connection with this Agreement and the offering of the Certificates.

10.       Miscellaneous.  This Agreement may be signed in any number of
          -------------
     counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at the address shown above; notices to Mobil and MGB shall be directed to them at 3225 Gallows Road, Fairfax, Virginia 22037 (facsimile number (703) 846-1460)
Attention:  Treasurer.

          This Agreement shall inure to the benefit of and be binding upon you, Mobil and MGB and the respective successors thereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement.

          The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                               *   *   *   *   *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between you, Mobil and MGB in accordance with its terms.

                                           Very truly yours,

                                           MOBIL CORPORATION


By: /s/ P.A. STEVENSON                     By: /s/ W. R. ARNHEIM
    ----------------------                     ---------------------
    Name: P.A. Stevenson                   Name: W. R. Arnheim
    Title: Senior Assistant Secretary      Title: Treasurer


                                           MOBIL G. B. 388 FINANCE INC.


                                           By: /s/ R. E. SLIWINSKI
                                               -----------------------
                                           Name: R. E. Sliwinski
                                           Title: Treasurer


The foregoing Placement Agreement
is hereby confirmed and accepted
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED


By: /s/ THOMAS F. CAHILL, JR.
    -----------------------------
     Name: Thomas F. Cahill, Jr.
     Title:

                                  SCHEDULE A
                                  ----------

 Pass Through            Aggregate                            Final
  Certificate            Principal        Interest         Distribution
  Designation              Amount           Rate               Date
  -----------          ------------       ---------       ---------------
Series 1995-A1          $ 4,917,000         5.52%         January 2, 1997

Series 1995-A2          $ 5,173,000         5.57%         January 2, 1998

Series 1995-A3          $ 5,462,000         5.65%         January 2, 1999

Series 1995-A4          $ 5,770,000         5.74%         January 2, 2000

Series 1995-A5          $ 6,101,000         5.79%         January 2, 2001

Series 1995-A6          $64,762,000         6.15%         July 2, 2008
                        -----------

         Total          $92,185,000

                        ===========

                                                                       EXHIBIT A
                                                                       ---------


                          OPINION OF DEWEY BALLANTINE
                               COUNSEL FOR MOBIL


          The opinion of Dewey Ballantine, counsel for Mobil, to be delivered pursuant to Section 5(c) of the Placement Agreement shall be to the effect that:

          (A) assuming the Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to each Pass Through Trust Agreement, when such Certificates have been paid for in accordance with the terms of the Placement Agreement, such Certificates will (x) be valid and binding obligations of the Pass Through Trustee enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by general principles of equity and (y) be entitled to the benefits of the Pass Through Trust Agreement;

          (B) the Certificates conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum;

          (C) assuming compliance by the Manager with Section 7 of the Placement Agreement, (i) the offering and sale of the interests of the Owner Participant in the Trust Estate is exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) thereof, (ii) it is not necessary in connection with the offer, sale and delivery of the Certificates to the Manager under the Placement Agreement and the resales by the Manager as contemplated by the Placement Agreement and the Offering Memorandum to register the Certificates under the Securities Act, and (iii) it is not necessary to qualify any indenture in respect of the interests of the Owner Participant in the Trust Estate or in respect of the Certificates under the Trust Indenture Act of 1939, as amended.

          (D) each Pass Through Trust Agreement pursuant to which the Certificates are to be issued and the Registration Rights

     Agreement are valid and binding agreements of each of Mobil and MGB, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, by general principles of equity and by applicable law which may affect the remedies provided therein, which laws, however, do not, in the opinion of such counsel, make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby and with respect to the Registration Rights Agreement, except as enforcement of the indemnification provisions may be limited by public policy;

          (E) each of the Operative Documents to which Mobil or MGB is a party is a valid and binding agreement of Mobil and MGB, respectively, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, by general principles of equity and, in the case of the Lease, by applicable laws which may affect the remedies provided therein, which laws, however, do not, in the opinion of such counsel, make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby;

          (F) the Indenture creates a security interest in the collateral which constitutes the Indenture Estate; the security interest granted to the Indenture Trustee in the collateral which constitutes the Indenture Estate and which can be perfected under New York law has been perfected;

          (G) the Pass Through Trust Agreement and the Operative Agreements conform in all material respects as to legal matters to the descriptions thereof contained in the Offering Memorandum;

          (H) the opinion attributed to it in the Offering Memorandum under the caption "Federal Income Tax Consequences" represents its opinion;

          (I) there are no taxes, fees or other governmental charges payable under the laws of the State of New York or any political subdivision thereof in connection with the execution and delivery by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, of the Pass Through Trust Agreement or the Participation Agreement or in connection with the issuance, execution and delivery of the Certificates by the Pass Through Trustee pursuant to the Pass Through Trust Agreement; and

          Such counsel shall also state that while such counsel has not checked the accuracy or completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of the statements contained in the Offering Memorandum (and with materiality being determined to a large part by discussions with officers of Mobil and MGB), in the course of such counsel's review and discussion of the contents of the Offering Memorandum with certain officers and employees of Mobil, the Manager and its counsel and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which have caused such counsel to believe that the Offering Memorandum (other than the financial statements and other financial and statistical information included therein, as to which no belief need be expressed), when issued, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such counsel does not need to express any belief with respect to the Incorporated Documents, and such opinion shall be limited to the laws of the State of New York and the federal laws of the United States.

                                                                       EXHIBIT B
                                                                       ---------


                                   OPINION OF

                             RALPH N. JOHANSON, JR.
                      ASSISTANT GENERAL COUNSEL FOR MOBIL


          The opinion of Ralph N. Johanson, Jr., Assistant General Counsel for Mobil, to be delivered pursuant to Section 5(d) of the Placement Agreement shall be to the effect that:

          (A) Each of Mobil and MGB have been duly incorporated, are validly existing as a corporation in good standing under the laws of the State of Delaware and each has the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and each is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that, with respect to Mobil, the failure to be so qualified or be in good standing would not have a material adverse effect on Mobil and its subsidiaries, taken as a whole and with respect to MGB, the failure to be so qualified or be in good standing would not have a material adverse effect on MGB;

          (B) Each of Mobil's Significant Subsidiaries (as defined under Regulation S-X) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum, as amended or supplemented;

          (C) each of Mobil, MGB and Mobil's Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that, with respect to Mobil and its Significant Subsidiaries, the failure to obtain or file would not have a material adverse effect on Mobil and its subsidiaries, taken as a whole and with respect to MGB, the failure to obtain or file would not have a material adverse effect on MGB;

          (D) each of the Operative Agreements to which Mobil or MGB is a party, the Placement Agreement, the Registration Rights Agreement and each Pass Through Trust Agreement, has been duly authorized, executed and delivered by Mobil or MGB, as the case may be, and the execution and delivery by Mobil and MGB of, and the performance by Mobil and MGB of their respective obligations under, the Placement Agreement, the Registration Rights Agreement, the Pass Through Trust Agreement or any of the other Operative Agreements to which Mobil or MGB is a party will not contravene (i) any provision of applicable law known to such counsel, (ii) the certificate of incorporation or by-laws of Mobil or MGB, (iii) any agreement or other instrument binding upon Mobil, any of its subsidiaries or MGB that is material to Mobil and its subsidiaries, taken as a whole, or material to MGB or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Mobil, any of its subsidiaries or MGB other than any contravention which would not result in a Material Adverse Effect;

          (E) no consent, approval, authorization or order of, or qualification with, any Federal or state governmental body or agency is required for the valid authorization, issuance and delivery of the Certificates, the valid authorization, execution, delivery of and performance by Mobil or MGB of their respective obligations under the Placement Agreement, each Pass Through Trust Agreement, the Registration Rights Agreement or any of the Operative Agreements to which Mobil or MGB is a party, or the consummation by Mobil or MGB of the transactions contemplated by this Agreement or such Operative Agreements, except such as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offering of such Certificates and such as may be required under the Securities Act and the TIA in connection with the Registration Rights Agreement and except for any failure which would not result in a Material Adverse Effect; provided, that such counsel is not expressing any opinion as to any
     --------
     consents, approvals, authorizations, orders or qualifications that may be required to be obtained after the date hereof pursuant to the terms of the Production System Lease;

          (F) such counsel does not know of any legal or governmental proceedings pending or threatened to which Mobil or any of its subsidiaries is a party or to which any of the properties of Mobil or any of its subsidiaries is subject that is required to be described in the Offering Memorandum or the Incorporated Documents and is not so described;

          (G) such counsel does not know of any legal or governmental proceedings pending or threatened to which MGB is a party or to which any of the properties of MGB is subject;

          (H) the statements in "Item 3 - Legal Proceedings" of Mobil's most recent annual report on Form 10-K, "Item 1 -Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 5 - Other Events" of any current report on Form 8-K incorporated by reference in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

          (I) Mobil is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (J) MGB is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (K) each document incorporated by reference in the Offering Memorandum (except for financial statements and other financial data included therein, as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

          Such counsel shall also state that while such counsel has not checked the accuracy or completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of the statements contained in the Offering Memorandum (and with materially being determined to a large part by discussions with officers of Mobil and MGB), in the course of such counsel's review and discussion of the contents of the Offering Memorandum with certain officers and employees of Mobil, the Manager and its counsel and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which have caused such counsel to believe that the Offering Memorandum (other than the financial statements and other financial and statistical information included therein, as to which no belief need be expressed), when issued, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C
                                                                       ---------


                                   OPINION OF
                      COUNSEL FOR THE PASS THROUGH TRUSTEE


          The opinion of a Ray, Quinney & Nebeker to be delivered pursuant to
Section 5(e) of the Placement Agreement shall be to the effect that:

          (A) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full corporate power and authority to execute, deliver and carry out the terms of the Pass Through Trust Agreement and the Participation Agreement;

          (B) the Pass Through Trustee has duly authorized, executed and delivered the Pass Through Trust Agreement and the Participation Agreement and the Pass Through Trust Agreement and the Participation Agreement constitute valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (C) the Certificates issued today have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to the Pass Through Trust Agreement; and the holders of the Certificates are entitled to the benefits of the Pass Through Trust Agreement;

          (D) the authorization, execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement and the Participation Agreement and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance of the Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association or

     By-Laws of the Pass Through Trustee and do not and will not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of the Pass Through Trustee under any indenture, mortgage or other agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its property is bound, or any Utah or federal law, rule or regulation governing the trustee's banking or trust powers, or of any judgment, order or decree known to such counsel to be applicable to the Pass Through Trustee of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Pass Through Trustee or its properties;

          (E) no authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Utah law governing the banking or trust powers of the Pass Through Trustee is required for the authorization, execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement or the Participation Agreement or the consummation of any of the transactions by the Pass Through Trustee contemplated thereby or the issuance of the Certificates under the Pass Through Trust Agreements (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law; and

          (F) the opinion attributed to it in the Offering Memorandum under the caption "Certain Utah Taxes" represents its opinion.

                                                                       EXHIBIT D
                                                                       ---------


          Each Offering Memorandum shall contain language to the following effect:

          "By its purchase of Pass Through Certificates, each purchaser of Pass Through Certificates offered hereby will be deemed to:

1. represent that it is purchasing the Pass Through Certificates in a principal amount of $250,000 for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A; (ii) an Institutional Accredited Investor; or (iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary);

2. acknowledge that the Pass Through Certificates have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

3. agree that if it is a person other than a foreign purchaser outside the United States, should it resell or otherwise transfer the Pass Through Certificates within three years after the later of the original issuance of the Pass Through Certificates or the last date on which the Pass Through Certificates are held by an affiliate of Mobil or MGB, it will do so only
     (i) to Mobil, MGB or any affiliate of Mobil or MGB, (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Pass Through Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Pass Through Certificates (the form of which letter can be obtained from the Pass Through Trustee), (iv) outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Each Institutional Accredited Investor that is not a QIB and that is an original purchaser of the Pass

     Through Certificates will be required to sign an agreement to the foregoing effect in the form attached hereto as Exhibit E. Subject to the procedures set forth under "Description of the Pass Through Certificates -- Book-Entry; Delivery and Form," prior to any proposed transfer of the Pass Through Certificates (otherwise than pursuant to an effective registration statement) within three years after the later of the original issuance of the Pass Through Certificates or the last date on which the Pass Through Certificate is held by an affiliate of Mobil or MGB, the Holder thereof must check the appropriate box set forth on the reverse of its Pass Through Certificate relating to the manner of such transfer and submit the Pass Through Certificate to the Pass Through Trustee;

4. agree that it will not at any time resell or otherwise transfer the Pass Through Certificates to an employee benefit plan that is subject to ERISA or section 4975 of the Code that has not represented to the Pass Through Trustee that it is an accredited investor as defined by Rule 501(a)(1) of Regulation D under the Securities Act;

5.        agree that it will deliver to each person to whom it transfers
     Pass Through Certificates notice of any restrictions on transfer of such Pass Through Certificates;

6. understands that if it is a foreign purchaser outside the United States, the Pass Through Certificates will initially be represented by the Regulation S Global Pass Through Certificate and that transfers thereof are restricted as described under "Description of the Pass Through Certificates--Book-Entry; Delivery and Form" for a period ending 40 days after the later of the commencement of the offering and the Closing Date. If it is a QIB, it understands that the Pass Through Certificates offered in reliance on Rule 144A will be represented by the Restricted Global Pass Through Certificate. Before any interest in the Restricted Global Pass Through Certificates may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Pass Through Trustee with a written certification (the form of which certification can be obtained from the Pass Through Trustee) as to compliance with the transfer restriction referred to above;

7. understand that the Pass Through Certificates (other than those issued to foreign purchasers after the expiration of the

     40-day period referred to above or in substitution or exchange therefor) will bear a legend to the following effect unless otherwise agreed by Mobil, MGB and the holder hereof:

     THIS PASS THROUGH CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PASS THROUGH CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS PASS THROUGH CERTIFICATE OR THE LAST DATE ON WHICH THIS PASS THROUGH CERTIFICATE WAS HELD BY AN AFFILIATE OF MOBIL OR MGB, RESELL OR OTHERWISE TRANSFER THIS PASS THROUGH CERTIFICATE EXCEPT (A) TO MOBIL, MGB OR ANY AFFILIATE OF MOBIL OR MGB, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PASS THROUGH TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PASS THROUGH CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE PASS THROUGH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL NOT AT ANY TIME RESELL OR OTHERWISE TRANSFER THIS PASS THROUGH CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE THAT HAS NOT REPRESENTED TO THE PASS THROUGH TRUSTEE THAT IT IS AN ACCREDITED INVESTOR AS DEFINED BY RULE 501(A)(1) OF REGULATION D UNDER THE

     SECURITIES ACT, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PASS THROUGH CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PASS THROUGH CERTIFICATE WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE PASS THROUGH CERTIFICATE OR THE LAST DATE ON WHICH THIS PASS THROUGH CERTIFICATE WAS HELD BY AN AFFILIATE OF MOBIL OR MGB, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS PASS THROUGH CERTIFICATE TO THE PASS THROUGH TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE PASS THROUGH TRUSTEE, MOBIL AND MGB SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE PASS THROUGH TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS PASS THROUGH CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

and

8. acknowledge that Mobil, MGB, the Manager and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agrees that if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Pass Through Certificates are no longer accurate, it shall promptly notify Mobil, MGB and the Manager. If it is acquiring any Pass Through Certificates as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account."

          Each Offering Memorandum shall also contain language to the following effect:

          "No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Offering Memorandum in connection with the offer contained in this Offering Memorandum and, if given or made, such information or representations must not be relied upon as having been authorized by Mobil, MGB or the Manager. Each person receiving this Offering Memorandum acknowledges that such person has been afforded an opportunity to request from Mobil or MGB and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of the information herein and has not relied on the Manager or any person affiliated with the Manager in connection with its investigation of the accuracy of such information or its investment decision."

                                                                       EXHIBIT E
                                                                       ---------


                           ACCREDITED INVESTOR LETTER



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

AS MANAGER IN CONNECTION WITH THE OFFERING MEMORANDUM REFERRED TO BELOW

Dear Sirs:

     In connection with our proposed purchase of __% Mobil Corporation Series 1995-A_ Pass Through Certificates (the "Pass Through Certificates"), we confirm that:

     (1) We have received (a) the Offering Memorandum (the "Offering Memorandum") dated December __, 1995 relating to the Pass Through Certificates and (b) such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated on pages 2, 53, 54 and 55 of such Offering Memorandum, including, without limitation, the restrictions on duplication and circulation of such Offering Memorandum.

     (2) As a purchaser of the Pass Through Certificates in a private placement not registered under the Securities Act of 1933, as amended (the "Securities Act"), we represent that we are purchasing such Pass Through Certificates for our own account (or for an account as to which we exercise sole investment discretion (a "Discretionary Account")) for investment and (subject, to the extent necessary, to the disposition of our (or such Discretionary Account's) property being at all times within our or its control) not with a view to any distribution or other disposition thereof, subject to our ability to resell such Pass Through Certificates in compliance with Rule 144A or Regulation S under the Securities Act and the terms of the Pass Through Trust Agreement referred to below, and we are proceeding on the assumption that we (or such Discretionary Account) must bear the economic risk of the investment for an indefinite period since the Pass Through Certificates may not be sold except as provided below.

     (3) We have such knowledge and experience in financial and business matters as to enable us to evaluate the merits and risks of our investment in the Pass Through Certificates and we further represent that we are (or such Discretionary Account is) an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and able to bear the economic risks of our investment in the Pass Through Certificates.

     (4) We understand that any subsequent transfer of the Pass Through Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement dated as of December 6, 1995 relating to the Pass Through Certificates (the "Pass Through Trust Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Pass Through Certificates except in compliance with, such restrictions and conditions and the Securities Act.

     (5) We understand that the offer and sale of the Pass Through Certificates has not been registered under the Securities Act, and that the Pass Through Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Pass Through Certificates within three years after the later of the original issuance of the Pass Through Certificates or the last date on which the Pass Through Certificate is owned by an affiliate of Mobil or MGB, we will do so only (A) to Mobil, MGB, or any affiliate of Mobil or MGB, (B) in accordance with the Rule 144A under the Securities Act to a "Qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Pass Through Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfers of the pass Through Certificates (the form of which letter can be obtained from the Pass Through Trustee), (D) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Pass Through Certificates from us a notice advising such purchaser that resales of the Pass Through Certificates are restricted as stated herein.

     (6) We understand that, on any proposed resale of any Pass Through Certificates, we will be required to furnish to Mobil, MGB and to the Pass Through Trustee such certification, legal opinions and other information as Mobil, MGB and the Pass Through Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Pass Through Certificates purchased by us will bear a legend to the foregoing effect.

          We request that the Pass Through Certificates that we have purchased be registered [in our name, at [our address]] [in the name of [nominee name], our nominee, at [our nominee's address]]/1/ and that such Pass Through Certificates be delivered to [the above-mentioned address] [full name and address of custodian] by registered mail, which delivery shall be for our sole risk and expense.


                                             Very truly yours,
                                             [NAME OF INVESTOR]



                                             By:______________________________
                                                   Name:
                                                   Title:

Dated:______________________

To Be Purchased:
$________ principal amount of Pass Through Certificates




_____________________
 /1/ Delete inappropriate language.